Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Amendment No. 2 to this Registration Statement on Form S-4 of CohBar, Inc. of our report dated February 17, 2023, related to the consolidated financial statements of Morphogenesis, Inc. as of and for the years ended December 31, 2022 and 2021, and to the reference to us under the heading “Experts” in the Amendment No. 2 to this Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

August 30, 2023